Exhibit 31.2

CERTIFICATION

I, Brent Hinds, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of ClearSign Technologies Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 28, 2025

/s/ Brent Hinds
Brent Hinds
Chief Financial Officer (Principal Financial and Accounting Officer)